                                                                    EXHIBIT 23.2


                  [LETTERHEAD OF FREED MAXICK SACHS & MURPHY, PC]

                         INDEPENDENT AUDITOR'S CONSENT

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (Registration Statement No. 333-19721) of our report dated January 27, 1996, which appears on page F-1 of the annual report on Form 10-K of Esquire Communications LTD., for the year ended December 31, 1995, reference to the selected consolidated financial data of each of the two years in the period ended December 31, 1995 and balance sheet as of December 31, 1995 which was audited by us and reference to Freed Maxick Sachs & Murphy, P.C. as experts.

                                          FREED MAXICK SACHS & MURPHY, P.C.

Buffalo, New York
April 10, 1997